Exhibit 99.2

Quarterly Conference Call Behringer Harvard Opportunity REIT I, Inc. September 9, 2009 © 2009 Behringer Harvard

Agenda Introduction of the Management Team History of Opportunity REIT I Market Commentary Portfolio Discussion Financial Review and Capital Availability Debt Maturity Schedule Asset Updates Questions Opportunity REIT I, Inc.

Management Team Opportunity REIT I, Inc. Andy Bruce SVP-Capital Markets 15 years Michael Cohen SVP-International 12 years Joe Jernigan SVP-Acquisitions 30 years Jim Gaspard VP-Development & Construction 33 years Bryan Sinclair Chief Accounting Officer 18 years Rick Frank SVP-Hospitality 33 years Al Palamara VP & Portfolio Manager 22 years Terri Reynolds General Counsel 22 years Robert M. Behringer Chairman 30 years Bob Aisner Chief Executive Officer 34 years Sam Gillespie Chief Operating Officer 27 years Gary Bresky Chief Financial Officer 20 years

History of the Offering Opportunity REIT I, Inc. Initial Public Offering Commenced initial public offering on September 20, 2005. Primary offering closed on December 28, 2007. Sold approximately 53.1 million shares in the primary offering component that generated approximately $530 million gross offering proceeds. Made 22 separate investments to build the portfolio. Established estimated per share valuation of $8.17 as of June 22, 2009. Regency Center, Houston, TX Northpoint Central, Houston, TX 2603 Augusta, Houston, TX

Market Overview Opportunity REIT I, Inc. Early signs of national recession easing in intensity and scope. Many economists believe recovery has started. Commercial real estate is a lagging indicator and while we believe the industry will recover, there is still weakness in rents and occupancies across all markets and product types. Northborough Tower, Houston, TX

Portfolio Allocation Across Diverse Product Types 6% $58.7 7% $70.9 16% $154.0 4% $34.6 2% $24.0 21% $205.0 44% $421.6 100% $968.8 % of Fund (Total Inv Value $M) Multifamily 1,057 units Land 561 acres Industrial 416,631 square feet Hotel/Condo 531 rooms/units Mixed Use 286,699 square feet Retail 468,966 square feet Total Office 2,194,770 square feet By Total Investment Value of Current Portfolio with Exception of Royal Island, Rio Salado & Frisco Square Land Opportunity REIT I currently owns 22 investments: 7 purchased in 2006, 12 purchased in 2007, and 3 purchased in 2008 Opportunity REIT I, Inc. Office Hotel & Condo Industrial Mixed Use Land Multifamily Retail

Geographic Diversification 22 Investments Representing 43 Properties Risk Mitigation by Diverse Locations © 2009 Behringer Harvard Collection of all properties in Opportunity REIT I through August 31, 2009. These properties may include development, redevelopment, and repositioning stages. Opportunity REIT I, Inc.

Portfolio Summary Opportunity REIT I, Inc. 18% $91,245,469 Houston Office Portfolio (4 buildings) 5% $26,596,710 Santa Clara Center 10% $50,991,954 The Lodge and Spa at Cordillera 12% $61,972,459 Royal Island 16% $77,875,299 Chase Park Plaza Percent of Total Fund Capital Invested Total Capital Investment Investment Santa Clara Center, Santa Clara, CA The Lodge and Spa at Cordillera, Edwards, CO

Funds from Operations and Modified Funds from Operations FFO and MFFO Challenges Faced In this environment, which includes rising cap rates, occupancy declines, increased leasing concessions and pressure on rental rates, real estate in general has declined in value, which has increased the frequency and amount of impairment charges recognized. Impairment charges have negatively impacted FFO. Impairment charges are non-cash and for this and other reasons are added back to modified FFO. Opportunity REIT I, Inc. Alexan Black Mountain, Henderson, NV Tanglewood Voss, Houston, TX

Opportunity REIT I, Inc.

Funds from Operations and Modified Funds from Operations

FFO and MFFO Results

- Current Quarter vs. Prior Quarter
  - FFO, including the impact of impairment charges and gains/losses recognized on interest rate derivatives totaled negative $1.6 million, or ($0.03) per share.
  - Modified FFO, which excludes the impact of impairment charges and the derivative gains/losses, totaled $0.5 million, or $0.01 per share.
- Key items impacting Q2 2009 Modified FFO
  - Slight decrease in NOI at our consolidated properties.
  - Tax adjustment at the Czech properties within the Central Europe joint venture.
  - G&A charges due to expenses for valuation.



GrandMarc at Westberry Place, Ft. Worth, TX



GrandMarc at the Corner, Charlottesville, VA

10

© 2009 Behringer Harvard

 Portfolio Level Cash As of June 30, 2009, Opportunity REIT I had a portfolio cash balance of $18,083,000. Property Level Cash In addition, $6,163,000 was held across the 22 assets but in restricted accounts. Those accounts are restricted to various hurdles, such as leasing in which the monies can only be used for tenant improvements and for the payment of real estate taxes and insurance at several operating properties. Availability of Credit Facility Revolver As of June 30, 2009, the credit facility revolver, in which Bank of America is the lead participant, had a maximum availability of $64.2 million. Of the $64.2 million available, $56.6 million had been drawn leaving a net amount available of $7.6 million. Adding all three sources above, total potential liquidity is nearly $32 million for capital and other needs. Liquidity and Capital Availability Opportunity REIT I, Inc. Frisco Square, Frisco, TX

Negotiating 3 year extension with construction lender Negotiating 2 year extension Close on $25.3M Fannie Mae permanent loan to pay off construction loan in next 30 days Extended for 2 years to 3/31/11 $1.18 M pay down required Current Financing Plan 9/29/09 10/31/09 6/14/09 3/31/11 Current Maturity Date $29.0 M Alexan Black Mountain 3 $25.8 M Frisco Square Land $26.9 M GrandMarc at the Corner 2 £11.7 M Becket House Loan Amount 1 Property 1) As of June 30, 2009 2) Non-controlling unconsolidated investment 3) Opportunity REIT I is the mezzanine lender not the borrower nor the guarantor Schedule of Debt Maturities in 2009 Debt Maturities Opportunity REIT I, Inc.

1) As of June 30, 2009 2) Non-controlling unconsolidated investment 3) Opportunity REIT I is the mezzanine lender and not the borrower nor the guarantor Schedule of Debt Maturities in 2010 Current Financing Plan Initial Maturity Date Loan Amount 1 Property Refinance or sell property 10/01/10 €1.2 M Ahold Hypernova, Beroun 2 Refinance or sell property 12/01/10 €14.0 M Tesco Portfolio 2 De-lever with tax credits and condo sales and successfully extend Pay off condo loan with condo sales and tax credits 11/15/10 $85.8 M (Hotel/Apt.) $22.2 M (Condo) Chase Park Hotel/Apt./Condo Extend current loan 1 year (first of two extension options) 6/08/10 $52.5 M Santa Clara Center Extend current construction loan 1 year (first of three extension options) 3/22/10 $37.3 M Tanglewood Voss 3 Refinance into a permanent GSE Loan as contemplated with GrandMarc at the Corner 1/25/10 $37.8 M GrandMarc at Westberry Place 2 Debt Maturities Opportunity REIT I, Inc.

 Acquisition Strategy Acquire the historic Chase Park Plaza Hotel and adjacent Park Plaza residential tower for $93.5M in December 2006. Completely renovate the hotel. Market and sell the condo units. Harvest approximately $28M in State of Missouri Historic Tax Credits from hotel and condo development; tax credits to be sold for approximately $20M in net proceeds. Current Status Private Residences: All units to be completed by November 2009. As of July 2009, 31 condo units sold and 18 under contract with deposits in escrow representing 57% of total units; another 3 units are reserved bringing the total sold, reserved, or under contract to 52 units (60%). Average price per square foot of sold units has increased to $502 compared to $459 in May 2008. Final calculation of total tax credits expected to generate approximately $25M in net proceeds. Goals Integrate new hotel suites and furnished corporate apartments into daily hotel operations. Close remaining condo units under contract through Q4 2009, and re-price (3-5% increase) unsold condo units as delivery continues. Meet current hotel forecast to budget and maintain RevPAR index against the competitive set. St. Louis, Missouri Chase Park Plaza Opportunity REIT I, Inc. Chase Park Plaza, St. Louis, MO

 Acquisition Strategy Equity Investment: $20M to acquire approximately 31% interest in resort island development; acquired June 2007. Resort island development with Cypress Equities. Develop hotel, marina, Jack Nicklaus Signature golf course; sell residential lots, villas and marina slips. December 2007 committed to invest an additional $40M in the B tranche of a $60M bridge loan facility led by iStar Financial Inc. Current Status Existing improvements include preview village with 5 single bedroom villas, restaurant, spa & fitness center, resort-style pool, two temporary docks, an operational facility to provide utilities and clearing and contouring of land for golf course. Opportunity REIT I purchased the iStar tranche and became the lead lender. Renegotiating partnership structure and loan terms with Cypress. Goal Royal Island partnership actively seeking additional capital to carry the project and fund future construction under a phased development plan. Royal Island, Bahamas Royal Island Opportunity REIT I, Inc.

Central European Portfolio Acquisition Strategy Purchase Price: $32.5M (885,597 sf); acquired 50% interest on July 28, 2008. Portfolio of 22 properties in 4 Central Europe countries; focus on discount grocery and industrial properties with long term leases in countries with fast growing economies. Value play by aggregating assets into a portfolio. Current Status Portfolio is currently over 99% leased. Goals Add properties to the venture if our partner contributes additional capital. This would not require additional capital from Opportunity REIT I but would simply reduce our ownership in a larger portfolio. Pursue site expansions to accommodate tenant demand. Czech Republic, Hungary, Slovakia, and Poland Opportunity REIT I, Inc. Witawa Shopping Center, Gdynia, Poland

Questions

Opportunity REIT I, Inc.


12600 Whitewater


Ferncroft Corp. Center


Chase Park Plaza


Bent Tree Green


Las Colinas Commons


Santa Clara Center


5000 S. Bowen Rd.


Frisco Square


2603 Augusta


Regency Center


Northpoint Central


Northborough Tower


Crossroads Office Park


Tanglewood Voss

Alexan Black Mountain


GrandMarc at Westberry Place


GrandMarc at the Corner


Central Europe Portfolio


Royal Island


The Lodge & Spa at Cordillera


Becket House


Rio Salado

17

© 2008 Behringer Harvard